Exhibit 10.97

EXECUTION COPY

AMENDMENT NUMBER ONE

to the

MASTER REPURCHASE AGREEMENT

dated as of December 4, 2015

among

BARCLAYS BANK PLC

and

PENNYMAC LOAN SERVICES, LLC

and

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 29th day of September, 2016, by and among Barclays Bank PLC (the “Purchaser” and the “Agent”), Private National Mortgage Acceptance Company, LLC (the “Guarantor”) and PennyMac Loan Services, LLC (the “Seller”), and amends that certain Master Repurchase Agreement, dated as of December 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among the Purchaser, the Agent, the Guarantor and the Seller.

WHEREAS, the Purchaser, the Agent, the Guarantor and the Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Amendments.  Effective as of the date hereof:

(a)     Section 2 of the Repurchase Agreement is hereby amended by adding the defined terms “Bail-In Action,” “USDA” and “USDA/VA Mortgage Loan” in their proper alphabetical sequence:

 “Bail-In Action” means the exercise by the Bank of England (or any successor  resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which our obligations (or those of our affiliates) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of ours or any other person.

“USDA” means the United States Department of Agriculture.

“USDA/VA Mortgage Loan” means a Mortgage Loan guaranteed by the USDA or the VA.

(b)      Section (U) of Exhibit B is hereby amended by deleting Subsection (A) and replacing it with the following:

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(U) No Mortgage Loan:

(A) that is a First Mortgage Loan insured by the FHA or guaranteed by the VA or the USDA (other than a HARP Mortgage Loan), has a Loan-to-Value Ratio on First Mortgage Loans over 97.5% in the case of the FHA, or has a Loan-to-Value Ratio on First Mortgage Loans over 105% in the case of the VA or the USDA (provided that USDA/VA Mortgage Loans with a Loan-to-Value Ratio over 97.5% are subject to the USDA/VA Mortgage Loan LTV Sublimit);

(c)     Section 34 of the Repurchase Agreement is hereby amended by deleting the notice information for the Seller and the Guarantor and replacing it with the following:

pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com
if to Seller

PennyMac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA  91361

Attention: Pamela Marsh/Kevin Chamberlain

Telephone: (805) 330-6059/ (818) 746-2877

E-mail:pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com

if to Guarantor

Private National Mortgage Acceptance Company, LLC

3043 Townsgate Road

Westlake Village, CA  91361

Attention: Pamela Marsh/Kevin Chamberlain

Telephone: (805) 330-6059/ (818) 746-2877

E-mail: pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com

(d)      The Repurchase Agreement is hereby amended by adding the following as a new section of the Repurchase Agreement in its proper numerical sequence:

39. Contractual Recognition of Bail-In. Seller and Guarantor acknowledge and agree that notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding with Purchaser, any of Purchaser’s liabilities, as the Bank of England (or any successor resolution authority) may determine, arising under or in connection with this Agreement may be subject to Bail-In Action and you accept to be bound by the effect of:

(a)   any Bail-In Action in relation to such liability, including (without limitation):

(i)    a reduction, in full or in part, of any amount due in respect of any such liability;

(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, you; and

(iii)    a cancellation of any such liability; and

(b)   a variation of any term of this Agreement to the extent necessary to give effect to Bail-In Action in relation to any such liability.

SECTION 2.     Fees and Expenses.  Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 23 of the Repurchase Agreement.

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SECTION 3.     Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.     Limited Effect.  Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.     Representations. In order to induce Purchaser to execute and deliver this Amendment, each of the Guarantor and the Seller hereby represents to Purchaser that as of the date hereof, (i) each of the Guarantor and the Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or event of default has occurred and is continuing under the Program Documents.

SECTION 6.     Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.     Counterparts.  For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 8.     Miscellaneous.

(a)      This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)      The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Repurchase Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the Purchaser, the Agent, the Guarantor and the Seller have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
as Purchaser and Agent

By:	/s/ George Van Schaick
Name: George Van Schaick
Title: Managing Director

PENNYMAC LOAN SERVICES, LLC,
as Seller

By:	/s/ Anne D. McCallion
Name: Anne McCallion
Title: SMD, Chief Financial Officer

PRIVATE NATIONAL MORTGAGE
ACCEPTANCE COMPANY, LLC,
as Guarantor

By:	/s/ Anne D. McCallion
Name: Anne McCallion
Title: SMD, Chief Financial Officer

Amendment Number One to Master Repurchase Agreement